Exhibit 10.1

SECOND AMENDMENT TO

LICENSE AGREEMENT NO. A9672

WHEREAS, the University of Florida Research Foundation, Inc., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its principal office at 223 Grinter Hall, Gainesville, Florida 32611 U.S.A. (hereinafter referred to as “UFRF”), and Sun BioPharma, Inc., a Delaware corporation, and having its principal mailing address at 712 Vista Blvd, #305, Waconia, MN 55387, (hereinafter referred to as “Licensee”) entered into a License Agreement effective December 22, 2011 (hereinafter “License Agreement”);

WHEREAS the parties entered into a “First Amendment to License Agreement N0. A9672” effective December 12, 2016;

WHEREAS the parties now wish to further amend the License Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto agree as follows;

1.	In Section 2.2.2 of the License Agreement, delete

“Up to 2 years from Effective Date of this Agreement	25%
Between 2 years, 1 day and 4 years from Effective Date	15%
After 4 years from Effective Date	10%”

and replace it with

“For such consideration received, on a country by country basis, for clinical milestones and first commercial sale of each Licensed Product and Licensed Process	10%

For all other such consideration received, on a country by country basis, for each Licensed Product and Licensed Process	10%”

2.

In Section 3.1.2, delete the entire text and replace it with, “Licensee agrees that the first commercial sale of products to the retail customer shall occur on or before December 31, 2025, or UFRF shall have the right to terminate this Agreement pursuant to Section 9 .3 hereto.”

3.	Delete item (iv) in Section 4.4 and all references to item (iv) in section 4.4.

4.	In Section 4.4 of the License Agreement, delete

“Royalties are payable for the longer of (a) the last to expire of the claims in the Licensed Patents pursuant to sections (i) and (ii) above, or (b) ten (10) years from the first commercial sale of a Licensed Product or Licensed Process in each country in which the Licensed Product or Licensed Process is sold pursuant to section (iii) and (iv) above.”

and replace it with:

“Royalties are payable until the shorter of (a) ten (10) years from the first commercial sale of a Licensed Product or Licensed Process in each country in which the Licensed Product or Licensed Process is sold pursuant to section (iii) above; and (b) the expiration of the period of regulatory exclusivity for a Licensed Product on a country-by-country basis.”

5.	Delete Section 4.5 in its entirety.

6.	Delete Section 4.6 in its entirety.

7.	Delete “Appendix D – Milestones” in the table of Contents and delete Appendix D in its entirety.

8.	This amendment shall be effective on the date of the second signature below and shall be referred to as the Second Amendment.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

By: ____________________________________

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Date:___________________________________

SUN BIOPHARMA, INC.

By: ____________________________________

<name>

<title>

Date:___________________________________